FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Rutland Square Trust II

Series Number	3
Fund	Strategic Advisers Core Fund
Trade Date	5/25/11
Settle Date	5/26/11
Security Name	American International Group, Inc
CUSIP	026874764
Price	$29.00
Transaction Value	$2,491,100
Class Size	100,000,000
% of Offering	0.0860%
Underwriter Purchased From	Goldman, Sachs & Co.
Underwriting Members: (1)	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Underwriting Members: (2)	Deutsche Bank Securities Inc.
Underwriting Members: (3)	Goldman, Sachs & Co.
Underwriting Members: (4)	J.P. Morgan Securities LLC
Underwriting Members: (5)	Barclays Capital Inc.
Underwriting Members: (6)	Citigroup Global Markets Inc.
Underwriting Members: (7)	Credit Suisse Securities (USA) LLC
Underwriting Members: (8)	Macquarie Capital (USA) Inc.
Underwriting Members: (9)	Morgan Stanley & Co. Incorporated
Underwriting Members: (10)	UBS Securities LLC
Underwriting Members: (11)	Wells Fargo Securities, LLC
Underwriting Members: (12)	BNP Paribas Securities Corp.
Underwriting Members: (13)	ICBC International Securities Limited
Underwriting Members: (14)	Nomura Securities International, Inc.
Underwriting Members: (15)	RBC Capital Markets, LLC
Underwriting Members: (16)	RBS Securities Inc.
Underwriting Members: (17)	SMBC Nikko Capital Markets Limited
Underwriting Members: (18)	Standard Chartered Securities (Hong Kong) Limited
Underwriting Members: (19)	The Williams Capital Group, L.P.
Underwriting Members: (20)	CastleOak Securities, L.P.
Underwriting Members: (21)	Credit Agricole Securities (USA) Inc.
Underwriting Members: (22)	Dowling & Partners Securities, LLC
Underwriting Members: (23)	Drexel Hamilton, LLC
Underwriting Members: (24)	E*TRADE Securities LLC
Underwriting Members: (25)	MMC Securities
Underwriting Members: (26)	HSBC Securities (USA) Inc.
Underwriting Members: (27)	ING Financial Markets LLC
Underwriting Members: (28)	Lazard Capital Markets LLC
Underwriting Members: (29)	Loop Capital Markets LLC
Underwriting Members: (30)	Mizuho Securities USA Inc.
Underwriting Members: (31)	M.R. Beal & Company
Underwriting Members: (32)	Natixis Bleichroeder LLC
Underwriting Members: (33)	Piper Jaffray & Co.
Underwriting Members: (34)	PNC Capital Markets LLC
Underwriting Members: (35)	Samuel A. Ramirez & Company, Inc.
Underwriting Members: (36)	Sanford C. Bernstein & Co., LLC
Underwriting Members: (37)	Sandler O'Neill & Partners, L.P.
Underwriting Members: (38)	Santander Investment Securities Inc.
Underwriting Members: (39)	Scotia Capital (USA) Inc.
Underwriting Members: (40)	SG Americas Securities, LLC
Underwriting Members: (41)	Muriel Siebert & Co., Inc.
Underwriting Members: (42)	UniCredit Capital Markets LLC
Underwriting Members: (43)	Willis Securities, Inc.
Underwriting Members: (44)	Aladdin Capital LLC
Underwriting Members: (45)	Blaylock Robert Van, LLC
Underwriting Members: (46)	BNY Mellon Capital Markets, LLC
Underwriting Members: (47)	Cabrera Capital Markets, LLC
Underwriting Members: (48)	C.L. King & Associates, Inc.
Underwriting Members: (49)	Gardner Rich, LLC
Underwriting Members: (50)	Great Pacific Fixed Income Securities Inc.
Underwriting Members: (51)	Kaufman Bros., L.P.
Underwriting Members: (52)	Lebenthal & Co., LLC
Underwriting Members: (53)	MFR Securities, Inc.
Underwriting Members: (54)	Mischler Financial Group, Inc.
Underwriting Members: (55)	M. Ramsey King Securities, Inc.
Underwriting Members: (56)	SL Hare Capital, Inc.
Underwriting Members: (57)	Stifel, Nicolaus & Company, Incorporated
Underwriting Members: (58)	Wm Smith & Co.